UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2014

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

(310) 787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective October 13, 2014, Farmer Bros. Co., a Delaware corporation (the "Company"), and Thomas W. Mortensen entered into Amendment No. 1 ("Amended Agreement") to the Mortensen Employment Agreement dated April 4, 2012 ("Existing Agreement"), pursuant to which Mr. Mortensen's annual base salary was increased to $270,300 effective as of September 1, 2014. Mr. Mortensen's annual base salary can be adjusted upward or downward by the Company from time to time but shall not be reduced below $250,000 per annum. In addition, the Amended Agreement increases the Applicable Percentage of Mr. Mortensen's Target Award as defined in the Company's 2005 Incentive Compensation Plan, or any successor plans that are in effect and in which one or more of the Company's other executive officers also participate, to fifty-five percent (55%) of Mr. Mortensen's base annual salary from fifty percent (50%) of his base annual salary. The Applicable Percentage can be adjusted upward or downward by the Company from time to time but shall not be reduced below 50%. The revised Applicable Percentage shall apply as of July 1, 2014 (for the entirety of fiscal 2015).
The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Amended Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.
Director Compensation
On October 13, 2014, the Board of Directors of the Company approved the following fiscal 2015 non-employee director compensation:

•	an annual retainer of $37,000 per year, payable quarterly in advance; and

•
an annual grant of restricted stock under the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan having a value equal to $30,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date.

Each non-employee director also will receive: (i) a fee of $2,000 for each meeting of the Board attended; (ii) a fee of $2,500 for each meeting of the Compensation Committee or Audit Committee attended; and (iii) a fee of $2,000 for each meeting of the Nominating Committee attended; provided, if more than one meeting (Board or committee) is held and attended on the same day, the maximum meeting fees are $4,500. In addition, the Chairman of the Board will receive an additional annual retainer of $20,000, the Chairman of the Audit Committee will receive an additional annual retainer of $15,000, and the Chairman of the Compensation Committee will receive an additional annual retainer of $7,500.
The annual grant of restricted stock pursuant to the compensation arrangements described above will be made each year on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock will be based on the closing price per share of the Company’s Common Stock on the date such grant is made.
The Company also reimburses all directors for reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, effective as of September 1, 2014, by and between Farmer Bros. Co. and Thomas W. Mortensen*
______________
*Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 16, 2014

FARMER BROS. CO.

By:	/s/ MARK J. NELSON
Mark J. Nelson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, effective as of September 1, 2014, by and between Farmer Bros. Co. and Thomas W. Mortensen*
______________
*Management contract or compensatory plan or arrangement